CKE RESTAURANTS, INC. ANNOUNCES RESULTS OF TENDER OFFER FOR OUTSTANDING DEBT AND RELATED
CONSENT SOLICITATION

CARPINTERIA, Calif. (March 15, 2013) – CKE Restaurants, Inc. (“CKE Restaurants” or the “Company”) announced today the results of its previously announced tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) with respect to the Company’s 11.375% Senior Secured Second Lien Notes due 2018 (the “Notes”).

Results of Tender Offer and Consent Solicitation for 11.375% Senior Secured Second Lien Notes due 2018

The Company received tenders from holders of $463,829,000 aggregate principal amount of Notes prior to 11:59 p.m., New York City time on March 14, 2013, (the “Early Consent Date”). These tenders of the Notes prior to the Early Consent Date represent approximately 98.24% of the outstanding Notes, which amount exceeds the tender cap of $412,122,000 aggregate principal amount of Notes (the “Tender Cap”).

The Tender Offer and Consent Solicitation will remain open until they expire as scheduled at 11:59 p.m., New York City time, on March 28, 2013 (the “Expiration Date”). Tendered Notes may no longer be withdrawn, except to the extent that the Company is required by law to provide additional withdrawal rights.

Subject to the Tender Cap and proration, each holder who tendered its Notes prior to the Early Consent Date and has its Notes accepted in the Tender Offer will receive, as total consideration, a cash payment of $1,177.50 in exchange for each $1,000 principal amount of Notes that is accepted. Such total consideration includes an early consent payment, in cash, of $30.00 per $1,000 principal amount of Notes so tendered and accepted. The Company will determine the final proration factor and announce the results of such proration as soon as practicable after the Expiration Date.

In addition, the Company has received the requisite consents for the proposed amendments to the Indenture, dated as of July 12, 2010 (the “Base Indenture”), by and between the Company (as successor by merger to Columbia Lake Acquisition Corp.) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Notes were issued, as amended and supplemented by the First Supplemental Indenture dated as of July 12, 2010, by and among the Company, the guarantors named therein and the Trustee (the Base Indenture, as so amended and supplemented, the “Indenture”), which (i) eliminate or waive substantially all of the restrictive covenants contained in the Indenture and the Notes, (ii) eliminate certain events of default, (iii) modify covenants regarding mergers and consolidations, (iv) modify or eliminate certain other provisions, including, in some cases, certain provisions relating to defeasance, contained in the Indenture and the Notes and (v) release the liens and security interests in all of the collateral securing the Notes and the guarantees thereof, as contemplated by the Indenture. The Company, the guarantors and the Trustee have executed a supplemental indenture, which gives effect to the foregoing amendments, including the collateral release, which are effective upon execution and will become operative upon settlement of the Tender Offer and Consent Solicitation. As such, consents previously delivered and not withdrawn in connection with the Tender Offer and Consent Solicitation may no longer be withdrawn. The Company expects to settle the Tender Offer and Consent Solicitation on or about April 1, 2013.

The complete terms and conditions of the Tender Offer and Consent Solicitation are as set forth in the Tender Offer and Consent Solicitation Statement, dated March 1, 2013, and the related letter of transmittal and consent (collectively, the “Tender Offer Documents”).

The obligation of the Company and the guarantors to complete the Tender Offer and Consent Solicitation (including to accept and purchase the tendered Notes in the Tender Offer and make the related consent payment) is subject to a number of conditions precedent, including the completion, on or prior to the date of settlement, of a New Debt Financing (as defined in the Tender Offer Documents), on terms satisfactory to the Company. There can be no assurance that any New Debt Financing will be completed on terms satisfactory to the Company or at all.

General

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities.

Barclays Capital Inc. is acting as Dealer Manager for the Tender Offer and Solicitation Agent for the Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to Barclays Capital Inc., Attn: Liability Management Group at (800) 438-3242 (toll-free) or at (212) 528-7581 (collect).

D.F. King & Co., Inc. is acting as the Tender Agent and Information Agent for the tender offer and consent solicitation. Requests for the Tender Offer Documents from eligible holders may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (800) 290-6426 (for all others).

About CKE Restaurants

CKE Restaurants, Inc. is a privately held company headquartered in Carpinteria, Calif. As of January 28, 2013, the Company, through its subsidiaries, had a total of 3,318 franchised or company-operated restaurants in 42 states and 28 foreign countries and U.S. territories worldwide. For more information about CKE Restaurants, please visit www.ckr.com.

Forward-Looking Statements

Matters discussed in this press release contain forward-looking statements, which are based on management’s current beliefs and assumptions. Although the Company does not make forward-looking statements unless it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to: the Company’s ability to complete a New Debt Financing on terms satisfactory to it; the Company’s ability to compete with other restaurants, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; changes in consumer preferences, perceptions and spending patterns; changes in food, packaging and supply costs; changes in interest rates, commodity prices, labor costs, energy costs and other expenses; the ability of the Company’s key suppliers to continue to deliver premium-quality products to the Company at moderate prices; the Company’s ability to successfully enter new markets, complete construction of new restaurants and complete remodels of existing restaurants; changes in general economic conditions and the geographic concentration of the Company’s restaurants, which may affect the Company’s business; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; risks associated with implementing the Company’s growth strategy, including opening new domestic and international restaurants; the operational and financial success of the Company’s franchisees; the willingness of the Company’s vendors and service providers to supply the Company with goods and services pursuant to customary credit arrangements; risks associated with operating in international locations; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health related issues on the Company’s reputation and its ability to procure or sell food products; the effectiveness of the Company’s marketing and advertising programs; the seasonality of the Company’s operations; the effect of increasing labor costs including healthcare related costs; increased insurance and/or self-insurance costs; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; the Company’s ability to adequately protect its intellectual property; the adverse effect of litigation in the ordinary course of business; a significant failure, interruption or security breach of the Company’s computer systems or information technology; catastrophic events, including war, terrorism and other international conflicts, public health issues or natural causes; the potentially conflicting interests of the Company’s controlling stockholder and its creditors; the Company’s substantial leverage, which could limit its ability to raise capital, react to economic changes or meet obligations under its indebtedness; the effect of restrictive covenants in the indentures governing the Notes and the Credit Facility on the Company’s business; and other factors as discussed in the Company’s filings with the SEC.

As a result of these risks and uncertainties, or as a result of other risks and uncertainties of which the Company’s management is currently unaware or that the Company’s management does not presently believe to be material, the Company cannot assure readers that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the Company’s forward-looking statements prove to be inaccurate, the impact may be material. In light of the significant uncertainties in these forward-looking statements, readers should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release speak only as of the date of this press release.

The Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether to conform such statement to actual results or as a result of changes in the opinions or expectations of the Company’s management, new information, future events or otherwise, in each case except as required by law.

Contact Information
Beth Mansfield, Public Relations
Phone : (805) 745-7741
E-mail: bmansfield@ckr.com

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